                              TFP INC. AND SUBSIDIARIES

                          Consolidated Financial Statements

                              December 31, 1995 and 1996

                     (With Independent Auditors' Report Thereon)

                             INDEPENDENT AUDITORS' REPORT


The Board of Directors
TFP Inc.:

We have audited the accompanying consolidated balance sheet of TFP Inc. and subsidiaries as of December 31, 1996 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TFP Inc. and subsidiaries as of December 31, 1996, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.





February 17, 1997                                KPMG Peat Marwick LLP
                                                 Raleigh, North Carolina

                             INDEPENDENT AUDITORS' REPORT





The Board of Directors
TFP Inc.:

We have audited the accompanying consolidated balance sheet of TFP Inc. and subsidiaries (the "Company") as of December 31, 1995 and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the two years in the period ended December 31, 1995.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company and subsidiaries as of December 31, 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


Deloitte & Touche LLP
Greenville, South Carolina
July 2, 1996

                              TFP INC. AND SUBSIDIARIES

                             Consolidated Balance Sheets

                              December 31, 1995 and 1996

                                                                             1995                 1996
                                                                             ----                 ----
Assets:
    Current assets:
       Cash and cash equivalents                                         $    13,042         $    65,356
       Short-term investment                                                  30,000                 -
       Accounts receivable, net of allowance for doubtful
         accounts of $25,000 in 1995 and $93,000 in 1996                     959,108             973,819
       Related party accounts and notes receivable                             9,228              10,764
       Income taxes receivable                                                85,812              85,812
       Inventory                                                             333,492             167,888
       Deferred tax assets                                                       -               156,000
       Other assets                                                            9,978              35,689
                                                                         -----------         -----------
              Total current assets                                         1,440,660           1,495,328

    Property and other equipment, net                                        438,531             505,948
    Deferred tax assets                                                          -               128,000
    Other assets                                                              44,443             131,294
                                                                         -----------         -----------

              Total assets                                               $ 1,923,634           2,260,570
                                                                         -----------         -----------
                                                                         -----------         -----------

Liabilities and Stockholders' Equity (Deficit):
    Current liabilities:
       Current portion of obligation under capital lease                 $       -           $    39,710
       Line of credit                                                        139,848                 -
       Current portion of long-term debt                                     549,788               4,858
       Accounts payable                                                      595,649             464,011
       Accrued expenses                                                      310,478             364,010
       Income taxes payable                                                      -                 8,147
       Customer deposits                                                     279,118             106,795
       Deferred revenue                                                      552,200             903,913
       Related party note payable                                                -                55,000
                                                                         -----------         -----------

              Total current liabilities                                    2,427,081           1,946,444

    Obligation under capital lease, less current portion                         -                59,384
    Long-term debt, less current portion                                       4,536                 -
    Other liabilities                                                            -                55,459
                                                                         -----------         -----------
              Total liabilities                                            2,431,617           2,061,287
                                                                         -----------         -----------

    Redeemable convertible preferred stock, no par value;
       5,000,000 shares authorized; 903,615 shares issued and
       outstanding at December 31, 1995 and 1996                             722,612             772,612

    Stockholders' equity (deficit):
       Common stock, no par value; 15,000,000 shares authorized;
         3,240,964 shares issued and outstanding at
         December 31, 1995 and 1996                                          270,349             270,349
       Accumulated deficit                                                (1,512,426)           (850,958)
       Cumulative foreign currency translation adjustment                     11,482               7,280
                                                                         -----------         -----------
              Total stockholders' equity (deficit)                        (1,230,595)           (573,329)
                                                                         -----------         -----------

              Total liabilities and stockholders' equity (deficit)       $ 1,923,634         $ 2,260,570
                                                                           ---------           ---------
                                                                           ---------           ---------


             See accompanying notes to consolidated financial statements.

                              TFP INC. AND SUBSIDIARIES

                        Consolidated Statements of Operations

                     Years ended December 31, 1994, 1995 and 1996



                                                     1994           1995           1996
                                                     ----           ----           ----
Revenues                                         $4,994,495    $ 5,217,228     $7,217,650

Cost of revenues                                  2,542,020      2,945,799      3,461,460
                                                 ----------    -----------     ----------

       Gross profit                               2,452,475      2,271,429      3,756,190

Selling, general and administrative expenses      2,538,281      3,618,770      3,139,107
                                                 ----------    -----------     ----------

Income (loss) from operations                       (85,806)    (1,347,341)       617,083

Other income (expense):
    Interest expense, net                           (24,849)       (77,013)      (177,257)
    Other income (expense), net                       3,824         10,569         (5,358)
                                                 ----------    -----------     ----------

       Total other expense                          (21,025)       (66,444)      (182,615)
                                                 ----------    -----------     ----------

Income (loss) before income taxes                  (106,831)    (1,413,785)       434,468

Income tax provision (benefit)                       48,000        (20,000)      (277,000)
                                                 ----------    -----------     ----------

Net income (loss)                                $ (154,831)   $(1,393,785)    $  711,468
                                                 ----------    -----------     ----------
                                                 ----------    -----------     ----------





See accompanying notes to consolidated financial statements.

                              TFP INC. AND SUBSIDIARIES

              Consolidated Statements of Stockholders' Equity (Deficit)

                    Years Ended December 31, 1994, 1995, and 1996


                                                                  Cumulative
                                                                   Foreign          Total
                                                                   Currency    Stockholders'
                                     Common       Accumulated    Translation      Equity
                                      Stock         Deficit      Adjustment      (Deficit)
                                      -----         -------      ----------       --------

Balance at December 31, 1993        $  83,031   $     56,508       $     -     $   139,539
  Foreign currency translation
     adjustment                            -              -           1,234          1,234
  Net loss                                 -        (154,831)            -        (154,831)
                                    ---------   ------------       --------    -----------

Balance at December 31, 1994           83,031        (98,323)         1,234        (14,058)

  Issuance of stock, net              187,318             -              -         187,318
  Accretion of redemption
     premium on redeemable
     convertible preferred stock           -         (20,318)            -         (20,318)
  Foreign currency translation
     adjustment                            -              -          10,248         10,248
  Net loss                                 -      (1,393,785)            -      (1,393,785)
                                    ---------   ------------       --------    -----------

Balance at December 31, 1995          270,349     (1,512,426)        11,482     (1,230,595)

  Accretion of redemption
     premium on redeemable
     convertible preferred stock           -         (50,000)            -         (50,000)
  Foreign currency translation
     adjustment                            -              -          (4,202)        (4,202)
  Net income                               -         711,468             -         711,468
                                    ---------   ------------       --------    -----------
Balance at December 31, 1996        $ 270,349    $  (850,958)      $  7,280    $  (573,329)
                                    ---------   ------------       --------    -----------
                                    ---------   ------------       --------    -----------





See accompanying notes to consolidated financial statements.

                              TFP INC. AND SUBSIDIARIES

                        Consolidated Statements of Cash Flows

                     Years Ended December 31, 1994, 1995 and 1996


                                                                                         1994          1995             1996
                                                                                         ----          ----             ----
Cash flows from operating activities:
  Net income (loss)                                                                   $(154,831)   $(1,393,785)     $ 711,468
  Adjustments to reconcile net income (loss) to net cash provided by
     (used in) operating activities:
          Depreciation and amortization                                                  71,424        206,075        183,200
          Loss on sale of assets                                                             -             -            8,218
          Deferred income taxes                                                         (43,000)        43,000       (284,000)
          Foreign currency translation                                                    1,234         10,248         (4,202)
          Changes in operating assets and liabilities:
             Accounts receivable                                                       (772,908)       185,633        (14,711)
             Lease receivable                                                            31,187            -            -
             Income taxes receivable                                                         -         (85,812)         -
             Inventory                                                                     (798)       (51,902)       165,604
             Other current assets                                                       (27,101)        19,775        (25,711)
             Other assets                                                                10,889        (19,477)       (86,851)
             Accounts payable                                                           367,673       (105,262)      (131,638)
             Accrued expenses                                                           225,383        (82,774)        53,532
             Income taxes payable                                                        91,000        (91,000)         8,147
             Customer deposits                                                           92,379            159       (172,323)
             Deferred revenue                                                           130,042        269,468        351,713
             Other long-term liabilities                                                     -           -             55,459
                                                                                      ---------     ----------      ---------
                Net cash provided by (used in) operating activities                      22,573     (1,095,654)       817,905
                                                                                      ---------     ----------      ---------

Cash flows from investing activities:
   Advance to officer                                                                  (252,979)           -            -
   (Purchase) maturity of short-term investment                                              -         (30,000)        30,000
   Purchase of property and equipment                                                  (393,465)       (24,196)      (258,835)
   Collection of advance to officer                                                     284,608         84,386         (1,536)
                                                                                      ---------     ----------      ---------
                Net cash provided by (used in) investing activities                    (361,836)        30,190       (230,371)
                                                                                      ---------     ----------      ---------

Cash flows from financing activities:
   Net proceeds from issuance of stock                                                       -         689,612          -
   Borrowings on line of credit, net                                                         -         139,848       (139,848)
   Proceeds from related party note payable                                                  -           -             55,000
   Proceeds from issuance of debt                                                       501,780        249,000          -
   Principal payments on debt                                                          (129,677)       (49,963)      (549,466)
   Proceeds from sales type lease                                                            -           -            125,000
   Payments on capital lease                                                                 -           -            (25,906)
                                                                                      ---------     ----------      ---------
             Net cash provided by financing activities                                  372,103      1,028,497       (535,220)
                                                                                      ---------     ----------      ---------

Increase (decrease) in cash and cash equivalents                                         32,840        (36,967)        52,314

Cash and cash equivalents, beginning of year                                             17,169         50,009         13,042
                                                                                      ---------     ----------      ---------

Cash and cash equivalents, end of year                                                $  50,009    $    13,042        $65,356
                                                                                      ---------     ----------      ---------
                                                                                      ---------     ----------      ---------

Supplemental disclosure of cash flow information:
   Cash paid for interest                                                             $  39,474    $    65,750       $179,752
                                                                                      ---------     ----------      ---------
                                                                                      ---------     ----------      ---------

Notes payable in the amount of $200,000 were converted to common stock in 1995.

Transfers in the amount of $245,626 were made from inventory to property and equipment in 1995.

See accompanying notes to consolidated financial statements.

                              TFP INC. AND SUBSIDIARIES

                      Notes to Consolidated Financial Statements

                           December 31, 1994, 1995 and 1996



(1)  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  ORGANIZATION AND BASIS OF PRESENTATION

          TFP Inc. ("TFP") is a privately-held company incorporated in 1989. TFP's corporate headquarters are in Greenville, South Carolina and its sales and support offices are located in Buffalo, New York; Dallas, Texas; San Jose, California; Beaufort, South Carolina; Port Orange, Florida; and Neu-Anspach, Germany. TFP develops, markets, sells and fully supports complete "turnkey" computerized video electronic image-based systems for law enforcement and correctional agencies worldwide. TFP also sells computerized video electronic image-based systems and document retrieval systems to non-law enforcement entities including other governmental entities and private companies.

          Effective August 1, 1994, the Company created TFP GmbH, a wholly owned European subsidiary located in Frankfurt, Germany. The subsidiary acts as the Company's European headquarters and sells TFP products in the European market.

          Also effective August 1, 1994, the Company purchased all of the outstanding common stock of I Corp., a company wholly-owned by the Company's President, Mr. Barry B. White. The stock was acquired for $1,000 which was Mr. White's basis. I Corp. was incorporated in February 1993 but had no activity until 1994. Due to common ownership, the consolidated financial statements include the operations of I Corp. for all of 1994 accounted for as a transaction similar to a pooling of interests.

     (b)  PRINCIPLES OF CONSOLIDATION

          The consolidated financial statements include the accounts of TFP and its wholly owned subsidiaries, I Corp. and TFP GmbH (collectively, the "Company"). All significant intercompany accounts and transactions have been eliminated.

     (c)  REVENUE RECOGNITION

          The Company's revenue, which consists primarily of fees for product sales and software licenses, application engineering and support, is recognized in accordance with AICPA Statement of Position 91-1, "Software Revenue Recognition" as there are no significant vendor obligations remaining and collection of the related receivable is probable. The Company accounts for insignificant vendor obligations by accruing such costs and recognizing them ratably on completion of performance. Revenue from product sales and licenses is recognized upon shipment of the product and/or fulfillment of acceptance terms. Revenue from applications engineering is recorded as services are provided. Revenue from support is deferred and recognized ratably over the term of the support agreements. In instances where the support is included with the product sale, the revenue applicable to this support is estimated and recognized ratably over the support period.

          The Company continually evaluates its obligations with respect to warranties, returns and refunds. Based on historical trends and management's evaluation of current conditions, any potential obligations that are inherent in the accounts receivable balance are adequately provided for through the allowance for doubtful accounts.

                              TFP INC. AND SUBSIDIARIES

                      Notes to Consolidated Financial Statements


(1)  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
     CONTINUED

     (d)  CASH EQUIVALENTS

          The Company considers short-term investments with a maturity at time of purchase of three months or less to be cash equivalents. The Company's short-term investment at December 31, 1995 represents a certificate of deposit with an original maturity of greater than three months.

     (e)  SOFTWARE DEVELOPMENT COSTS

          Software development costs consist principally of salaries and certain other expenses related to development and modifications of software products. Such costs are accounted for in accordance with the provisions of Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed". The Company's software development costs incurred between the time technological feasibility is established and the product is released are not material and are therefore, not capitalized.

     (f)  INVENTORY

          Inventory is valued using the lower of average cost or market. Inventory is composed of computer parts and components.

     (g)  PROPERTY AND EQUIPMENT

          Property and equipment is depreciated over the estimated useful lives of the related assets. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized.

          Effective January 1, 1996, the Company changed its method of depreciating property and equipment from an accelerated method to the straight-line method for financial statement purposes. The Company believes that the straight-line method more appropriately reflects the timing of the economic benefits to be received from these assets during their estimated useful lives. The new method has been applied to property and equipment held prior to January 1, 1996. Concurrent with the change in depreciation methods, the Company revised the estimated useful lives for property and equipment to more closely reflect expected remaining lives.

          The cumulative effect of adopting the new method of depreciation and the revised estimates of useful lives, as well as the current year effect on net income, was not material.

          Also effective January 1, 1996, the Company adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of" (Statement No. 121). Statement No. 121 had no impact on the financial statements.

                              TFP INC. AND SUBSIDIARIES

                      Notes to Consolidated Financial Statements


(1)  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
     CONTINUED

     (g)  PROPERTY AND EQUIPMENT, CONTINUED

          The useful lives of property and equipment for purposes of computing depreciation are:

               Vehicles                                        5 years
               Furniture and fixtures                          7 years
               Computer equipment                          3 - 5 years
               Maintenance equipment                       3 - 7 years
               Leasehold improvements                    Term of lease

     (h)  STOCK OPTION PLAN

          In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (Statement No. 123). Statement No. 123 is effective for fiscal years beginning after December 15, 1995. Statement No. 123 requires that an entity recognize in its financial statements the costs (determined by a fair value based method) related to its employee stock-based compensation plans, such as stock option and stock purchase plans.

          Alternatively, Statement No. 123 allows an entity to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and, if earnings per share is presented, pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in Statement No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of Statement No. 123.

     (j)  INCOME TAXES

          The Company records income taxes under the asset and liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under the asset and liability method, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

          Prior to August 1, 1994, the Company was a S Corporation for federal and state income tax purposes. Under the S Corporation election, the Company's taxable income or loss was included in the income tax returns of the then sole shareholder.

                              TFP INC. AND SUBSIDIARIES

                      Notes to Consolidated Financial Statements


(1)  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
     CONTINUED

     (k)  FOREIGN CURRENCY TRANSLATION

          The functional currency for the Company's foreign subsidiary is the German mark. Assets and liabilities are translated into U.S. dollars at the exchange rate in effect at year end and results of operations are remeasured at the average exchange rate for the year. Foreign currency gains and losses resulting from translation are reported as a separate component of stockholders' equity.

     (l)  USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (m)  RECLASSIFICATION

          Certain amounts in the 1994 and 1995 financial statements have been reclassified to conform to the 1996 presentation.


(2)  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31:

                                                      1995             1996
                                                      ----             ----
               Vehicles                            $  38,000        $  38,000
               Furniture and fixtures                 23,137           23,137
               Computer equipment                    468,861          433,680
               Maintenance equipment                 133,905          271,193
               Leasehold improvements                 59,909           59,909
                                                   ---------        ---------
                                                     723,812          825,919
               Less accumulated depreciation
               and amortization                     (285,281)        (319,971)
                                                   ---------        ---------
                                                   $ 438,531        $ 505,948
                                                   ---------        ---------
                                                   ---------        ---------

     At December 31, 1996, net assets under capital leases amounted to $97,222.


(3)  LINE OF CREDIT

     On May 10, 1995, the Company obtained a $250,000 inventory financing credit line from FINOVA Capital Corporation ("FINOVA"). Interest on balances outstanding on the credit line was charged at prime (8.5% at December 31, 1995). The agreement with FINOVA was terminated in February of 1996, resulting in the repayment of all outstanding balances, including unpaid interest.

                              TFP INC. AND SUBSIDIARIES

                      Notes to Consolidated Financial Statements


(4)  LONG-TERM DEBT

     Long-term debt consists of the following at December 31:

                                                           1995          1996
                                                           ----          ----

      Prime plus 1.25% (9.75% at December 31, 1995)
         credit line; maximum amount available was
         $130,000; paid in April 1996                    $129,960     $     -

      Prime plus 1.5% (10.0% at December 31, 1995)
         credit line; maximum amount available was
         $120,000; paid in April 1996                     120,000           -

      Prime plus 1.5% (10% at December 31, 1995)
         note; payable in monthly installments of $610,
         including interest, through August 1997;
         secured by a vehicle                              11,340        4,858

      Prime plus 1.25% (8.625% at December 31, 1995)
         Industrial Revenue Bonds Series 1994 A; paid
         in April 1996                                    293,024           -
                                                         --------     --------

      Total                                               554,324        4,858

           Less current portion                           549,788        4,858
                                                         --------     --------

           Long-term debt, less current portion          $  4,536     $     -
                                                         --------     --------
                                                         --------     --------

     At December 31, 1995, the Company was in default of certain provisions of its existing loan agreements. As a result of such default, a lender demanded and received, by April 1996, full payment of all outstanding long-term debt, other than the note payable which is secured by a vehicle. Accordingly, all long-term debt, other than the applicable portion of the vehicle loan, has been classified as a current liability in the accompanying December 31, 1995 consolidated balance sheet.


(5)  INCOME TAXES

     The components of the provision (benefit) for income taxes for the years ended December 31, 1994, 1995 and 1996 are as follows:

                                      CURRENT       DEFERRED          TOTAL
                                      -------       --------          -----
     1994
     ----

     Federal                         $ 80,000       (43,000)         37,000
     State                             11,000           -            11,000
                                     --------       --------        -------

          Total                      $ 91,000       (43,000)         48,000
                                     --------       --------        -------
                                     --------       --------        -------

                              TFP INC. AND SUBSIDIARIES

                      Notes to Consolidated Financial Statements


(5)  INCOME TAXES,  CONTINUED

                            Current       Deferred          Total
                            -------       --------          -----
     1995
     ----

     Federal              $ (58,000)        43,000        (15,000)
     State                   (5,000)           -           (5,000)
                           ---------      ---------       --------


          Total           $ (63,000)        43,000        (20,000)
                           ---------      ---------      ---------
                           ---------      ---------      ---------

     1996
     ----

     Federal              $   7,000       (320,731)      (313,731)
     State                      -           36,731         36,731
                          ---------      ---------      ---------

          Total           $   7,000       (284,000)      (277,000)
                          ---------      ---------      ---------
                          ---------      ---------      ---------


     The income tax provision (benefit) differed from an amount computed by applying the federal income tax rate of 35% for 1994 and 1995 and 34% for 1996, as a result of the following:

                                                                     1994            1995           1996
                                                                     ----            ----           ----
     Computed "expected" tax (benefit) expense                     $(37,391)     $(494,825)     $ 147,719
     Increase (reduction) in income taxes resulting from:
         Portion of losses not benefited as a result of the
             establishment of a valuation allowance                      -         415,000             -
         Change in the beginning of the year balance of
             the valuation allowance for deferred
             tax assets allocated to income expense                      -              _        (425,000)
         Realization in the current year of a tax benefit
             relating to a carryforward amount more
             than the amount recognized at the
             beginning of the year                                       -              -         (47,690)
         Exclusion of foreign subsidiary loss                        24,532         47,239         15,267
         Exclusion of S corporation loss                             79,287             -             -
         Research and development tax credits                       (29,136)            -             -
         State income taxes, net of federal benefit                   7,150             -          24,242
         Other items, net                                             3,558         12,586          8,462
                                                                   --------      ---------      ---------

         Provision (benefit) for income taxes                      $ 48,000      $ (20,000)      (277,000)
                                                                   --------      ---------      ---------
                                                                   --------      ---------      ---------

                              TFP INC. AND SUBSIDIARIES

                      Notes to Consolidated Financial Statements


(5)  INCOME TAXES,  CONTINUED

    The Company has deferred tax assets and liabilities as follows at December 31:

                                                          1995         1996
                                                          ----         ----

     Deferred tax assets:
       Net operating loss and credit carryforwards     $  469,000   $  218,000
       Accrued expenses and allowances
          deductible for books, but not for tax            41,000      156,000
       Property and other equipment, principally
          due to differences in depreciation               19,000       17,000
                                                       ----------   ----------
                                                          529,000      391,000
       Less: Valuation allowance                         (525,000)    (100,000)
                                                       ----------   ----------
                                                            4,000      291,000
     Deferred tax liability:
       Other assets deductible for tax                     (4,000)      (7,000)
                                                       ----------   ----------

       Net deferred tax assets                         $       -    $  284,000
                                                       ----------   ----------
                                                       ----------   ----------

     The Company has provided a valuation allowance for the portion of the deferred tax asset for which it is more likely than not that a tax benefit will not be realized. This valuation allowance results primarily from foreign net operating loss carryforwards. Subsequently recognized tax benefits relating to the valuation allowance for deferred tax assets as of December 31, 1996 will be recorded as an income tax benefit in future consolidated statements of operations.

     At December 31, 1996, the Company has net operating loss carryforwards for federal and state income tax purposes of approximately $165,000 which are available to offset future taxable income, if any, through 2010. In addition, the Company has net operating loss carryforwards from its foreign subsidiary totaling approximately $240,000 which expire from 1999 through 2001, research and development credit carryforwards totaling $55,000 which expire in 2009 and 2010, and alternative minimum tax credit carryforwards of approximately $9,000 which are available to reduce future federal regular income taxes, if any, over an indefinite period.

                              TFP INC. AND SUBSIDIARIES

                      Notes to Consolidated Financial Statements


(6)  PRIVATE PLACEMENT OF STOCK

     On August 21, 1995 the Company closed a private placement in the amount of $950,000 as follows:

                                      Number           Price
                                        of              Per
                                      Shares           Share        Amount
                                      ------           -----        ------

          Series A Preferred Stock    903,615        $  0.83      $ 750,000
          Common Stock                240,964           0.83        200,000
                                                                  ---------
                                                                  $ 950,000
                                                                  ---------
                                                                  ---------

     The common stock was issued through conversion of $200,000 in notes payable. The preferred stock represents funds received by the Company on August 21, 1995. All shareholders have been granted a preemptive right to purchase shares of any future equity offerings sufficient to maintain their percentage interest in the Company. Additionally, prior to the sale of shares to a third party, a shareholder must provide a right of first refusal first to the Company and then to the remaining shareholders. Additionally, Mr. White, must obtain the approval of the preferred stockholders to sell more than 15% of his 3,000,000 outstanding shares (450,000 shares).

     Each share of preferred stock is convertible into one share of common stock anytime at the option of holders and must be converted in the event of a public offering of at least $10 million at $10 per share. The preferred stock is redeemable by the Company at the option of the holders beginning on the sixth anniversary of the date of issuance. In the event of redemption of the preferred stock, or merger or liquidation of the Company, the preferred stockholders will be entitled to a redemption premium of eight percent per annum, up to $300,000, with the stock being redeemed quarterly over a three year period. The preferred stock redemption premium of $300,000 is being accreted over six years. In the event the preferred stock is redeemed by action of its holders, $175,000, $350,000, $350,000 and $175,000 would be redeemed in 2001, 2002, 2003 and 2004, respectively.


(7)  RELATED PARTY TRANSACTIONS

     An individual who served as a director for the Company through October 1995 is a principal with a company which had a consulting arrangement with the Company. During 1994 the Company incurred costs in the amount of $24,000 for financial services provided by this company in connection with its private placement offering (see Note 6). Such costs were deferred at December 31, 1994 and have been offset against the proceeds from the offering in 1995.

     Mr. White is the sole stockholder of White Aviation, Inc. of Greenville (White Aviation), an S Corporation incorporated in July of 1992 to provide aviation transportation services. These consolidated financial statements do not include the accounts of White Aviation. The Company incurred expense of $16,800 in 1994 for transportation services provided by White Aviation. No expenses were incurred in 1995 and 1996.

     The Company has advanced funds to Mr. White and holds a 10% unsecured note, payable on demand. The amount outstanding was $9,228 and $10,764 at December 31, 1995 and 1996, respectively, and is presented as related party accounts and notes receivable.

                              TFP INC. AND SUBSIDIARIES

                      Notes to Consolidated Financial Statements


(7)  RELATED PARTY TRANSACTIONS, CONTINUED

     In February of 1996, the Company became indebted under an unsecured note from a relative of Mr. White. The amount of debt outstanding at December 31, 1996 is $55,000 at an interest rate of 12% and is payable on demand.

     During 1994 the Company leased its corporate headquarters building under a month-to-month lease with Mr. White. Under the lease arrangement, the Company paid $63,250 during 1994 which was used to reduce Mr. White's note receivable.

     Effective January 1, 1995, the Company entered into a ten year operating lease agreement with Mr. White on the corporate headquarters building (see
     Note 11).  Annual payments required by the lease are approximately $69,000.

(8)  EMPLOYEE BENEFITS PLANS

     Effective August 1, 1994, the Company's Board of Directors approved a stock option plan which provides for the grant of incentive stock options and nonqualified stock options to any officer, employee or director for the purchase of up to an aggregate of 360,000 shares of the Company's common stock. The options vest 20% per year beginning on the third anniversary date of the grant and expire after ten years. No options were granted under the plan prior to 1994.

     A summary of activity in the plan during the periods indicated are as follows:

                                                           Weighted -
                                            Number of       Average
                                            Shares      Exercise Price
                                            ------      --------------
       Stock options outstanding:
          Balance at December 31, 1994         -               -
          Granted                          261,500            .83
                                           -------      ---------

          Balance at December 31, 1995     261,500            .83
          Granted                          173,500            .99
          Terminated                       (90,000)           .83
                                           -------      ---------

          Balance at December 31, 1996     345,000            .91
                                           -------      ---------
                                           -------      ---------

     At December 31, 1996, the range of exercise prices and weighted-average remaining contractual life of outstanding options was $.83 - $1.00 and 9.2 years, respectively. At December 31, 1995 and 1996 no options were exercisable.

     The per share weighted-average fair value of stock options granted during 1995 and 1996 was $.44 and $.53 on the date of grant using the minimum value method with the following weighted-average assumptions: 1995 - expected dividend yield 0%, risk-free interest rate of 6.5%, and an expected life of 10 years; 1996 - expected dividend yield 0%, risk-free interest rate of 6.5%, and an expected life of 10 years.

                              TFP INC. AND SUBSIDIARIES

                      Notes to Consolidated Financial Statements


(8)  EMPLOYEE BENEFITS PLANS, CONTINUED

     The Company applies APB Opinion No. 25 in accounting for its stock option plan and, accordingly, no compensation cost has been recognized for option grants in the financial statements. The effect on the net income (loss) for 1995 and 1996 would not have been material had the Company accounted for compensation cost based on the fair value at the grant date for stock options in the plan under Statement No. 123.

 (9) WARRANTS

     In May 1996, as additional consideration for entering into a capital lease agreement, the Company granted a warrant to purchase 1,500 shares of common stock of the Company at $5.00 per share to an unrelated third-party. The warrants are exercisable upon termination of the lease in April 1999. In the event of default on the lease terms, the Company will be required to grant an additional warrant to purchase 1,500 shares of common stock of the Company at $5.00 per share. Using the minimum value method, the fair value of the warrants issued was not material at the date of issuance.

     As of December 31, 1996, none of the warrants issued by the Company have been exercised and 1,500 shares of common stock are reserved for issuance under the warrants.

(10) COMMITMENTS

     In June 1995, TFP entered into a three year contract with a company under which it agreed to purchase the rights and licenses to certain software products and the company agreed to provide certain services to TFP. The total cost of the contract is $160,000. TFP's remaining commitment under the contract is as follows:

          1997                             $40,000
          1998                              30,000
                                           -------

          Total                            $70,000
                                           -------
                                           -------

     The Company has entered into an employment contract with the general manager of TFP GmbH which guarantees annual compensation and reimbursement of certain expenses of $100,000 through 1997.

     In February 1996, the Company entered into an agreement with J.T.A. Factors (the "Factor") to sell approved trade accounts receivable with recourse. Under the agreement, the Company is to receive 85% of the face amount at the time the related receivable is sold. Upon collection of the receivable by the Factor, the Company receives the remaining 15%, less the required finance charge. The Factor's finance charge is equal to 1.82% per month of the face amount of receivables factored. Approximately $432,000 of trade accounts receivable have been factored at December 31, 1996. The Company recorded finance charges (included in interest expense in the accompanying statement of operations) of approximately $10,000 and $139,000 in 1995 and 1996, respectively, relating to the factoring of receivables.

                              TFP INC. AND SUBSIDIARIES

                      Notes to Consolidated Financial Statements


(11) LEASES

     CAPITAL AND OPERATING

     The Company leases its corporate headquarters building (see Note 7) and certain equipment under noncancelable operating leases. Such leases provide for terms ranging from four to ten years.

     Future minimum lease payments under capital and noncancelable operating leases expiring at various dates through 2004 are as follows:

                                                          Capital     Operating
                                                          Leases      Leases
                                                          ------      ------

          1997                                           $ 48,334    $ 63,118
          1998                                             52,728      63,118
          1999                                             17,576      63,118
          2000                                                 -       63,118
          2001                                                 -       63,118
          Thereafter                                           -      189,353
                                                         --------    --------

             Total future minimum lease payments          118,638    $504,943
                                                                     --------
                                                                     --------
             Less amount representing interest
                  (at rate of 16%)                         19,544
                                                         --------

             Present value of net minimum capital
                  lease payments                           99,094

             Less current installments of obligations
                  under capital lease                      39,710
                                                         --------

             Obligations under capital lease,
                  excluding current installments         $ 59,384
                                                         --------
                                                         --------


     Rent expense associated with the operating leases for the years ended December 31, 1994, 1995, and 1996 totaled $68,830, $76,775, and $66,059, respectively.

                              TFP INC. AND SUBSIDIARIES

                      Notes to Consolidated Financial Statements


(11) LEASES, CONTINUED

     CAPITAL AND OPERATING

     In February 1996, the Company entered into a sales-type lease for computer equipment. Future minimum lease payments receivable under the sales-type lease expiring in 2000 are as follows:

                                                                    Sales-Type
                                                                        Lease
                                                                        -----

          1997                                                       $ 22,644
          1998                                                         22,644
          1999                                                         22,644
          2000                                                         22,644
                                                                     --------

               Total future minimum lease payments receivable          90,576

               Less unearned income                                     8,400
                                                                     --------

               Net investment in sales-type lease                    $ 82,176
                                                                     --------
                                                                     --------

(12) SUBSEQUENT EVENT (UNAUDITED)

     On May 7, 1997, Printrak International, Inc. (Printrak) acquired all of the issued and outstanding capital stock of the Company, in accordance with the terms and conditions of the Agreement and Plan of Reorganization and Merger dated as of April 7, 1997, in exchange for 1.4 million shares of Printrak common stock.